August 8, 2019 Conduent Q2 2019 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward- looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: our ability to successfully manage the leadership transition and the potential for disruptions to our business from the transition; government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision- making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2018 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non- GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Introduction to Cliff Skelton Background and Experience • Joined June 2019 as President and COO • Named interim CEO and Board member August 6th 2019 • Seasoned technology and operations executive in both Government and Corporate America • CIO, COO, and P&L experience for technology, business services and financial services Fortune 500 companies • Former Naval Officer and Fighter Pilot Observed Opportunities • Loyal, expansive, and diverse client-base • Strong platforms and assets • Room for improvement in managing people, processes, and technology 3

Opportunity for Improvement Revise Pillars of Approach Mechanisms Stronger Foundation • Improved performance People • Improved stability • Reduced outages Processes • Reduced downtime Technology • Enhanced security • Focus on high quality talent, • Improving foundation will • Company focused on and revamped processes, and enable lower cost of delivery, investing in right areas. enhanced technology. enhanced client relationships, and an increased focus on • Need to balance expense • Team work and transparency sales enablement. reduction with quality and are critical. customer experience, with risk • Will improve client confidence as a necessary backdrop. • Sales and sales leadership and allow for increased also important. penetration. 4

Q2 2019 Earnings As Reported Adjusted (1) (in millions) Q2 2019 Q2 2018 Q2 2019 Q2 2018 B/(W) Comments Adj Q2 2019 vs Adj Q2 2018 Yr/Yr New business more than offset by lost business Revenue $1,112 $1,387 $1,112 $1,149 ($37) and pricing impact Adjusted operating income(1) $63 $109 $63 $68 ($5) Adjusted operating margin(1) 5.7% 7.9% 5.7% 5.9% (20 bps) Adjusted EBITDA1 $114 $166 $114 $123 $(9) Adjusted Operating margin 5.4%, up 60 bps from 2015 Lower revenue partially offset by cost and Adjusted EBITDA margin1 10.3% 12.0% 10.3% 10.7% (40 bps) efficiency actions GAAP EPS ($4.85) Depreciation and amortization $112 $116 $112 $116 $4 Adj. EPS $1.06 Restructuring and related costs $26 $17 $26 $17 $(9) Increased restructuring spend Interest expense $20 $37 $20 $37 $17 Interest savings from tender offer and repricings Goodwill impairment $1,067 $— $1,067 $— $(1,067) Goodwill impairment to all reporting units Other net expense / (income)(2) $4 $(58) $4 $(58) $(62) Pretax income (loss) $(1,119) $54 $(1,119) $13 $(1,132) Adjusted PBT(1) $43 $72 $43 $31 $12 Adjusted tax rate(1) 30.2% 11.1% Adjusted Net Income (Loss) Before Adjustment for Divestitures(1) $30 $64 Adjusted Diluted EPS1 $0.13 $0.29 5 (1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from divestitures. (2) Includes (Gain) loss on divestitures and transactions costs, Litigation costs (recoveries), net and Other (income) expenses, net.

Q2 2019 Segment Summary

CONDUENT

(in millions)

	Revenue[1]						Adj EBITDA[1]				B/(W)
		Q2 19		Q2 18	Yr/Yr		Q2 19		Q2 18		Yr/Yr
Commercial	$	592	$	626	(5.4)%	$	129	$	145		(11.0)%
Government	$	326	$	341	(4.4)%	$	109	$	108		0.9 %
Transportation	$	194	$	180	7.8 %	$	43	$	35		22.9 %
Other	$	—	$	2	— %	$	—	$	(3)		— %
Shared IT / Infrastructure & Corporate Costs	$	—	$	—	— %	$	(167)	$	(162)		(3.1)%
Total	$	1,112	$	*1,149*	(3.2)%	$	114	$	*123*		(7.3)%

Q2 19 **Segment Commentary**

Commercial

- Revenue decline driven by lost business, price pressure, and strategic exits
- Adj. EBITDA margin 21.8%, down (140) bps yr/yr, primarily driven down by revenue partially offset by reduced Real Estate and labor spend

Government

- Revenue decline driven by pricing and scope changes associated with a large renewal, lost business, and volume pressure
- Adj. EBITDA margin 33.4%, up 170 bps yr/yr, primarily driven down by revenue and fully offset by reduced IT spend

Transportation

- Revenue increase driven by new business and volume
- Adj. EBITDA margin 22.2%, up 280 bps yr/yr, impacted positively by revenue and reduced IT spend

Shared IT / Infrastructure & Corporate Costs

- Increased Q2 2018 to Q2 2019 by (3.1)%
- Continued progress on costs transformation initiatives not enough to offset increased unallocated IT costs

6

1) Refer to Appendix for Non-GAAP reconciliations

Signings & Renewal Rate(1) Excluding Divestiture Impact ($ in millions) Q1' 18 Q2' 18 Q3' 18 Q4' 18 Q1' 19 Q2' 19 Total Contract Value $1,293 $1,887 $738 $1,527 $952 $813 New Business $367 $346 $264 $621 $225 $328 Renewals $926 $1,541 $474 $906 $727 $485 Annual Recurring Revenue Signings $81 $79 $65 $140 $52 $84 Non-Recurring Revenue Signings $53 $61 $63 $57 $32 $49 Renewal Rate(2) 94% 99% 90% 92% 92% 60% Pipeline at Quarter Close $12B $13B $12B $12B $12B $10B (1) See definitions in Appendix. (2) Note a significant portion of the renewal rate decline in Q2'19 is due to the loss of the California MMIS contract. Also note that the dollar amount of renewals for which we competed was particularly low this quarter. If we used the average of renewal dollars competed for from the past 2 quarters, and excluded the CAMMIS loss, the adjusted renewal rate would be approximately 90%. 7

Cash Flow (in millions) Q2 2019 Key Messages: Q2 2019 Q2 2018 Net income (loss) ($1,029) $11 • Cash outflow primarily driven by Texas settlement payment and other working Depreciation and amortization 112 116 capital movements Stock-based compensation 7 12 Deferred income taxes (95) (39) Goodwill impairment 1,067 — • Capex of 3.9% revenue driven by IT Changes in operating assets and liabilities (251) 54 investments Other(1) 4 (56) Operating Cash Flow ($185) $98 • Adjusted free cash flow(3) down $(176)M (2) Purchase of LB&E and other (43) (51) yr/yr driven primarily by working capital Proceeds from sales of LB&E 1 12 Payments for acquisitions, net proceeds/payments for divestitures 1 400 ▪ Texas settlement payments of $98M made Investing Cash Flow ($41) $361 in Q2 Cash from Financing ($17) ($13) Effect of exchange rates on cash and cash equivalents — (6) Change in cash, restricted cash and cash equivalents (243) 440 Beginning cash, restricted cash and cash equivalents 528 563 Ending Cash, Restricted Cash and Cash Equivalents $285 $1,003 Memo: Adjusted Free Cash Flow(3) ($116) $60 (1) Includes (gain) loss from investments, amortization of debt financing costs, (gain) loss on divestitures and transaction costs, contract inducement amortization and Other operating, net (2) Includes cost of additions to land, building and equipment (LB&E) and internal use software (3) Please refer to Appendix for Non-GAAP reconciliation 8

Capital Structure Overview Debt Structure Credit Metrics ($ in millions) 12/31/2018 6/30/2019 FY 2019E interest expense ~$90M Total Cash(1) $765 $285 Preferred dividend (annual) ~$10M Total Debt(2) 1,567 1,540 Target net leverage ratio ~2.0x (3), (5) Term Loan A due 2022 705 686 Average remaining maturity on outstanding debt ~3.5 years Term Loan B(3) due 2023 833 829 10.5% Senior Notes due 2024 34 34 Key Messages Capital Leases 26 19 ▪ Current leverage ratio: 2.3x (6) Current net leverage ratio(4) 1.2x 2.3x ▪ Revolver remains undrawn ▪ Texas settlement payments of $20M in Q1, $98M in Q2, and $118M to be paid in January 2020 (1) Total Cash includes $9M of restricted cash (2) Total debt excludes deferred financing costs (3) Revolving credit facility and Term Loan A interest rate is Libor + 175 bps; Term Loan B is Libor + 250 bps effective June 28, 2018 (4) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs. (5) Includes initial EUR 260M borrowing (now 282M EUR) converted at end of quarter exchange rates; reflects appreciation of the EUR and amortization. (6) $669M of available capacity under Revolving Credit Facility as of 6/30/2019 9

FY 2019 Guidance Completed Updated FY 2018 Divestiture Adjusted FY (in millions) Reported Impact (3) 2018(4) FY 2019 Guidance Revenue (constant currency)(1, 2) $5.39B $752M $4.64B Down (5) - (4)% Adj. EBITDA Margin(2) 11.9% 11.5% 10.8% - 11.6% Adj. Free Cash Flow(2) $218M 20% - 25% % of Adj. EBITDA 34.1% Note: Please refer to the "Non-GAAP Outlook" in appendix for certain non-GAAP information regarding outlook (1) Year-over-year revenue growth comparison at constant currency (2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from completed divestitures. FY 2019 FCF adjusted for Texas-related litigation impact (3) Includes all completed divestitures (4) Adjusted for 2018 and 2019 completed divestitures referenced in Appendix. 10

Q&A 11

Appendix 12

Definitions TCV = Total contract value Annual Recurring Revenue Signings = Includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Pipeline = TCV pipeline of deals in all sell stages over a rolling 12 months. Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue (excluding impact from divestitures and ASC 606) / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. TSA = Transition Services Agreement associated with divested businesses. 13

2019 Modeling Considerations Outlook Commentary FY 2019E Revenue (1) Outlook (vs. FY 2018 "Baseline") Down (5) - (4)% in constant currency including HSP impact FY 2019E Adjusted EBITDA (1) Seasonality Expect typical seasonality, excluding stranded cost impacts Restructuring costs Expected to be ~$60M for the full year Interest Expense Expected to be ~$90M for the full year (assumes one rate reduction offset by additional interest expense associated with the new Letters of Credit in support of Texas Litigation). (1) Expected to be 20% - 25% of Adj. EBITDA. Given the timing of Capex and typical seasonality of the FY 2019E Adj Free Cash Flow business, expected to be weighted towards Q4 2019.  Texas-related impacts excluded from Adj FCF calculation Capex Expected to be ~5.0% of Revenue in FY 2019 Taxes Expected full year adjusted tax rate of 29 - 32% Cash Taxes Expect ~$60M in FY 2019, including tax benefit from Texas-related payments Stranded Overhead Costs Expect ~$20M of stranded overhead costs to be removed by end of Q4 2019. 1) Refer to Appendix for Non-GAAP reconciliations 14

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation. • (Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs. • Other charge (credit). This comprises other (income) expenses, net, costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments. • (Revenue) / (Income) loss from divestitures The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 15

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other charge (credit). • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. 16

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Goodwill impairment. • (Gain) loss on extinguishment of debt. • Other charge (credit). • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Government Services Segment Revenue and Profit We adjusted Government Services Segment revenue, profit and margin for the NY MMIS and HE charges as we believe it offers added insight, by itself and for comparability between periods, for items which we do not believe are indicative of our ongoing business. 17

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software and make required principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalent positions. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. 18

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA (in millions) Q2 2019 Q1 2019 FY 2018 Q4 2018 Q3 2018 Q2 2018 Q1 2018 ADJUSTED REVENUE Revenue $ 1,112 $ 1,158 $ 5,393 $ 1,282 $ 1,304 $ 1,387 $ 1,420 Adjustment: 2018 Divestitures(1) — (36) (752) (104) (162) (238) (248) Adjusted Revenue $ 1,112 $ 1,122 $ 4,641 $ 1,178 $ 1,142 $ 1,149 $ 1,172 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (1,029) $ (308) $ (416) $ (140) $ (237) $ 11 $ (50) Adjustments: Amortization of acquired intangible assets(2) 61 62 242 61 60 60 61 Restructuring and related costs 26 16 81 13 31 17 20 Goodwill impairment 1,067 284 — — — — — (Gain) loss on divestitures and transaction costs 2 14 42 33 54 (60) 15 Litigation costs (recoveries), net 1 12 227 114 78 4 31 (Gain) loss on extinguishment of debt — — 108 — 108 — — Other charges (credits) 5 (1) 2 3 3 (3) (1) Total Non-GAAP Adjustments(3) 1,162 387 702 224 334 18 126 Income tax adjustments(3) (103) (47) (56) (26) (36) 35 (29) Adjusted Income (Loss) Before Adjustment for Divestitures $ 30 $ 32 $ 230 $ 58 $ 61 $ 64 $ 47 19

CONTINUED (in millions) Q2 2019 Q1 2019 FY 2018 Q4 2018 Q3 2018 Q2 2018 Q1 2018 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (1,119) $ (338) $ (395) $ (143) $ (252) $ 54 $ (54) Adjustment: Total Non-GAAP Adjustments(3) 1,162 387 702 224 334 18 126 Adjusted PBT (Before Adjustment for Divestitures) 43 49 307 81 82 72 72 2018 divestitures(1) — (1) (98) (3) (15) (41) (39) Adjusted PBT $ 43 $ 48 $ 209 $ 78 $ 67 $ 31 $ 33 Income tax expense (benefit) $ (90) $ (30) $ 21 $ (3) $ (15) $ 43 $ (4) Income tax adjustments(3) 103 47 56 26 36 (35) 29 Adjusted Income Tax Expense (Benefit) 13 17 77 23 21 8 25 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 30 $ 32 $ 230 $ 58 $ 61 $ 64 $ 47 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (1,119) $ (338) $ (395) $ (143) $ (252) $ 54 $ (54) Adjustment: Total non-GAAP adjustments(3) 1,162 387 702 224 334 18 126 Interest expense 20 20 112 20 22 37 33 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 63 69 419 101 104 109 105 2018 divestitures(1) — (1) (98) (3) (15) (41) (39) Adjusted Operating Income (Loss) $ 63 $ 68 $ 321 $ 98 $ 89 $ 68 $ 66 20

CONTINUED

CONDUENT

(in millions)	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
ADJUSTED EBITDA							
Income (Loss) From Continuing Operations	$ (1,029)	$ (308)	$ (416)	$ (140)	$ (237)	$ 11	$ (50)
Income tax expense (benefit)	(90)	(30)	21	(3)	(15)	43	(4)
Depreciation and amortization	112	115	460	115	113	116	116
Contract inducement amortization	—	1	3	1	—	1	1
Interest expense	20	20	112	20	22	37	33
EBITDA Before Adjustment for Divestiture	(987)	(202)	180	(7)	(117)	208	96
2018 divestitures[1]	—	(1)	(98)	(3)	(15)	(41)	(39)
2018 divestitures depreciation and amortization[1]	—	—	(7)	(3)	—	(2)	(2)
EBITDA	(987)	(203)	75	(13)	(132)	165	55
Adjustments:							
Restructuring and related costs	26	16	81	13	31	17	20
Goodwill impairment	1,067	284	—	—	—	—	—
(Gain) loss on divestitures and transaction costs	2	14	42	33	54	(60)	15
Litigation costs (recoveries), net	1	12	227	114	78	4	31
(Gain) loss on extinguishment of debt	—	—	108	—	108	—	—
Other charges (credits)	5	(1)	2	3	3	(3)	(1)
Adjusted EBITDA Before Adjustment for Divestiture	$ 114	$ 123	$ 640	$ 156	$ 157	$ 166	$ 161
Adjusted EBITDA	$ 114	$ 122	$ 535	$ 150	$ 142	$ 123	$ 120

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Condensed Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

21

Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations

(Amounts are in whole dollars, shares are in thousands and margins are in %)	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
ADJUSTED DILUTED EPS[1]							
Weighted Average Common Shares Outstanding	208,496	207,944	206,056	207,103	206,605	205,296	205,093
Adjustments:							
Stock options	7	27	97	45	122	146	143
Restricted stock and performance units / shares	2,814	2,783	3,481	3,480	3,017	3,447	2,773
Adjusted Weighted Average Common Shares Outstanding	211,317	210,754	209,634	210,628	209,744	208,889	208,009
Diluted EPS from Continuing Operations	$ (4.94)	$ (1.49)	$ (2.06)	$ (0.69)	$ (1.16)	$ 0.04	$ (0.26)
Adjustments:							
Total non-GAAP adjustments[2]	5.56	1.85	3.38	1.07	1.61	0.08	0.62
Income tax adjustments[2]	(0.49)	(0.22)	(0.27)	(0.12)	(0.17)	0.17	(0.14)
Adjusted Diluted EPS Before Adjustment for Divestitures	$ 0.13	$ 0.14	$ 1.05	$ 0.26	$ 0.28	$ 0.29	$ 0.22
ADJUSTED EFFECTIVE TAX RATE							
Effective tax rate	8.0%	8.9%	(5.3)%	2.1%	6.0%	79.6 %	7.4%
Adjustments:							
Total non-GAAP adjustments[2]	22.2%	25.8%	30.4 %	26.3%	19.6%	(68.5)%	27.3%
Adjusted Effective Tax Rate[2]	30.2%	34.7%	25.1 %	28.4%	25.6%	11.1 %	34.7%

22

CONTINUED

CONDUENT

(Margins are in %)	Q2 2019	Q1 2019	FY 2018	Q4 2018	Q3 2018	Q2 2018	Q1 2018
ADJUSTED OPERATING MARGIN							
Income (Loss) Before Income Taxes Margin	(100.6)%	(29.2)%	(7.3)%	(11.2)%	(19.3)%	3.9 %	(3.8)%
Adjustments:							
Total non-GAAP adjustments[2]	104.5 %	33.5 %	13.0 %	17.5 %	25.6 %	1.3 %	8.9 %
Interest expense	1.8 %	1.7 %	2.1 %	1.6 %	1.7 %	2.7 %	2.3 %
Margin for Adjusted Operating Income Before Adjustment for Divestitures	5.7 %	6.0 %	7.8 %	7.9 %	8.0 %	7.9 %	7.4 %
2018 divestitures[3]	— %	0.1 %	(0.9)%	0.4 %	(0.2)%	(2.0)%	(1.8)%
Margin for Adjusted Operating Income	5.7 %	6.1 %	6.9 %	8.3 %	7.8 %	5.9 %	5.6 %
ADJUSTED EBITDA MARGIN							
EBITDA margin Before Adjustment for Divestitures	(88.8)%	(17.4)%	3.3 %	(0.5)%	(9.0)%	15.0 %	6.8 %
2018 divestitures[3]	— %	(0.7)%	(1.7)%	(0.6)%	(2.6)%	(0.6)%	(2.1)%
EBITDA Margin	(88.8)%	(18.1)%	1.6 %	(1.1)%	(11.6)%	14.4 %	4.7 %
Total non-GAAP adjustments	99.1 %	28.0 %	8.6 %	12.7 %	21.0 %	(3.0)%	4.5 %
2018 divestitures[3]	— %	0.7 %	1.7 %	0.6 %	2.6 %	0.6 %	2.1 %
Adjusted EBITDA Margin Before Adjustment for Divestitures	10.3 %	10.6 %	11.9 %	12.2 %	12.0 %	12.0 %	11.3 %
2018 divestitures[3]	— %	0.3 %	(0.4)%	0.5 %	0.4 %	(1.3)%	(1.1)%
Adjusted EBITDA Margin	10.3 %	10.9 %	11.5 %	12.7 %	12.4 %	10.7 %	10.2 %

1. *Average shares for the 2019 and 2018 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

23

Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended Six Months Ended June 30, June 30, (in millions) 2019 2018 2019 2018 Operating Cash Flow $ (185) $ 98 $ (234) $ 60 Cost of additions to land, buildings and equipment (23) (43) (76) (76) Proceeds from sales of land, buildings and equipment 1 12 2 12 Cost of additions to internal use software (20) (8) (37) (14) Tax payment related to divestitures 7 10 9 10 Vendor financed capital leases — (14) — (14) Transaction costs 9 3 12 4 Transaction costs tax benefit (3) — (3) — Litigation payments 98 — 118 — Deferred compensation payments and adjustments — 2 — 9 Adjusted Free Cash Flow $ (116) $ 60 $ (209) $ (9) 24

Non-GAAP Reconciliation: Adjusted Cash (in millions) As of June 30, 2019 As of December 31, 2018 Cash and cash equivalents $ 276 $ 756 Deferred compensation payments and adjustments — 99 Deferred compensation payable — (99) Adjusted cash and cash equivalents $ 276 $ 756 Restricted cash at end of period included in Other current assets 9 9 Total Cash(1) $ 285 $ 765 (1) Total Cash includes restricted cash 25

© 2017 Conduent Inc. All rights reserved. Conduent and Conduent Agile Star are trademarks of Conduent Inc. in the United States and/or other countries.